Exhibit 99.1

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For Immediate Release on Wednesday, September 20, 2006
Brek Energy agrees to stock-for-stock merger
with Gasco Energy

Denver - (PR Newswire) - September 20, 2006 - Brek Energy Corp. (otc: brek.pk) today announced that it has agreed to merge with Gasco Energy, Inc. (amex: gsx) for equity consideration of 11 million shares of Gasco’s common stock valued at approximately $30 million based on the closing price of Gasco’s common stock on September 20, 2006. As a result of the merger, Gasco will acquire all of Brek’s California, Utah and Wyoming assets.

The directors of Brek and Gasco have approved the terms of the transaction, which is expected to close near the end of 2006. The completion of the acquisition is subject to the approval of Brek’s stockholders and the completion of the distribution and disposition of certain subsidiaries of Brek to its stockholders and others, leaving only the California, Utah and Wyoming assets in Brek. Under the terms of the transaction, Brek will merge with and become a wholly-owned subsidiary of Gasco. Brek’s stockholders will receive a number of shares of Gasco’s common stock equal to 11 million divided by the total number of shares of Brek’s common stock outstanding, fully diluted, on the date of the merger. As part of the transaction, Brek’s directors, who own a total of approximately 24% of Brek’s outstanding common stock, have agreed to vote their shares in favor of the transaction; and Brek’s president and ceo, who owns approximately 18% of Brek’s outstanding common stock, has agreed to deposit 550,000 shares of Gasco’s common stock acquired in the transaction in escrow to satisfy any claims resulting from breaches of Brek’s representations and warranties.

Commenting on the merger, Brek’s ceo, Rick Jeffs, said, “The share exchange will give Brek’s shareholders the liquidity that they have not had trading on the Pink Sheets.  They will also benefit from Gasco’s professional energy management team and the financial capacity that Gasco brings to this large and exciting energy play.”

Before the merger can close, Brek must distribute its interest in Vallenar Energy Corp., which owns oil and gas properties in Texas that are not core to Gasco’s operating strategy, and dispose of its non-oil-and-gas subsidiaries. The distribution and dispositions of these interests are a condition to the completion of the merger and are subject to regulatory approvals.

About Brek Energy Corporation

For further information on the company and its properties, please visit www.brekenergy.com.

Investor Notice

Brek and Gasco will file a joint proxy statement and prospectus and other documents with the Securities and Exchange Commission in relation to this transaction. Investors and security holders are urged to read these documents carefully when they become available because they will contain important information regarding Brek, Gasco and the merger. A definitive joint proxy statement and prospectus will be sent to security holders of Brek seeking their approval of the transactions contemplated by the merger agreement. The approval of the security holders of Gasco is not required to consummate the merger. Investors and security holders may obtain a free copy of the joint proxy statement and prospectus (when it is available) and other documents containing information about Brek and Gasco, without charge, at the SEC's website at www.sec.gov. Copies of the joint proxy statement and prospectus and the SEC filings that will be incorporated by reference in the joint proxy statement and prospectus may also be obtained free of charge by directing a request to the respective companies as follows: if to Brek, by contacting its investor relations department at 1-866-472-7987 or by accessing its website at www.brekenergy.com; and if to Gasco, by contacting its investor relations department at 303-483-0044 or by accessing its website at www.gascoenergy.com.

Brek, Gasco and their respective officers and directors may be deemed to be participants in the solicitation of proxies from Brek’s security holders. Information about these persons may be obtained from the joint proxy statement and prospectus when it becomes available. Additional information about these persons associated with Brek can be found in Brek’s Annual Report on Form 10-KSB filed with the SEC on April 4, 2006.

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This document does not constitute an offer to sell or the solicitation of an offer to buy any securities, nor will any securities be sold in any jurisdiction in which an offer, solicitation or sale would be unlawful before registration or qualification under the securities laws of the jurisdiction. Any offering of securities must be made only by means of a prospectus meeting the requirements of the Securities Act of 1933, as amended.

Forward-looking statements
Certain statements in this press release relate to management’s future plans, objectives and expectations. These statements are forward-looking within the meanings of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this press release, including, without limitation, statements regarding the company’s future financial position, potential resources, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “project,” “estimate,” “anticipate,” “believe,” or “continue” or the negative thereof or similar terminology. Although any forward-looking statements contained in this press release are to the knowledge or in the judgment of the officers and directors of the company, believed to be reasonable, there can be no assurances that any of these expectations will prove correct or that any of the actions that are planned will be taken. Forward-looking statements involve known and unknown risks and uncertainties that may cause the company’s actual performance and financial results in future periods to differ materially from any projection, estimate or forecasted result. Some of the key factors that may cause actual results to vary from those the company expects include inherent uncertainties in interpreting engineering and reserve or production data; operating hazards; delays or cancellations of drilling operations because of weather and other natural and economic forces; fluctuations in oil and natural gas prices in response to changes in supply; competition from other companies with greater resources; environmental and other government regulations; defects in title to properties; increases in the Company’s cost of borrowing or inability or unavailability of capital resources to fund capital expenditures; and other risks described under “Risk Factors” in the company’s 2005 Form 10-K filed with the Securities and Exchange Commission on April 4, 2006.

Contact for Brek Energy Corporation: Investor Relations at 1-866-472-7987

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